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Exhibit (99.7)

PUBLIC ACCOUNTS 2002-2003
VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE
GOUVERNEMENT DU QUÉBEC
Fiscal year ended March 31, 2003

Published in accordance with section 86 of the Financial
Administration Act (R.S.Q., c. A-6.001)

ISSN 0706-2869
ISBN 2-550-41717-8

Legal deposit — 1st quarter 2004
Bibliothèque nationale du Québec

II

To Her Excellency the Honourable Lise Thibault
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Excellency,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2003.

Yves Séguin
Minister of Finance

Québec, March 2004

III

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IV

To the Minister of Finance
Yves Séguin
Parliament Building
Québec

Dear Sir,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2003. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Nathalie Tremblay, CA
Comptroller of Finance

Québec, March 2004

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VI

TABLE OF CONTENTS

INTRODUCTION		IX
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
Consolidated summary of operations		XIII
Consolidated revenue		XV
Consolidated expenditure		XVI
Consolidated financial position		XVIII
Reconciliation of revenue, expenditure and annual deficit		XIX
Balanced Budget Act		XX
Financial statistics		XXI
CONSOLIDATED FINANCIAL STATEMENTS
Statement of responsibility		3
Auditor General's report		4
Consolidated statement of operations		7
Consolidated statement of accumulated deficit		8
Consolidated statement of financial position		9
Consolidated statement of financial requirements and financing		10
Notes to financial statements		13
Appendices
1	Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity	35
2	Agencies and special funds whose reporting entity is included in the Government's reporting entity	38
3	Enterprises included in the Government's reporting entity	41
4	Agencies and funds which conduct fiduciary transactions that are not included in the Government's reporting entity	42
5	Breakdown of revenue	43
6	Breakdown of expenditure	44
7	Short-term investments	45
8	Accounts receivable	46

VII

9	Investment in Government enterprises	47
10	Long-term investments	53
11	Bank overdraft	55
12	Accounts payable and accrued expenses	56
13	Debts	58
14	Net debt	63
15	Fixed assets	64
16	Commitments and contingencies	65
17	Summary of fiduciary transactions conducted by Government agencies and funds	71
18	Reserve fund	73

VIII

Introduction

Each year the Ministère des Finances publishes documents on the financial position of the Gouvernement du Québec and the results of its financial transactions.

The Quarterly Presentation of Financial Transactions was published at the close of the second and third quarters of 2002 to account for changes in the financial transactions and facilitate comparison with the projections contained in the 2002-2003 Budget of March 19, 2002.

The 2002-2003 Public Accounts complete the information relating to the actual results for fiscal 2002-2003, whose main data formed part of the second Quarterly Presentation for 2003-2004.

The Public Accounts for the fiscal year ended March 31, 2003 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 — Consolidated Financial Statements of the Gouvernement du Québec

Volume 1 presents summary data on the consolidated financial transactions and the consolidated financial statements of the Gouvernement du Québec for the fiscal year ended March 31, 2003, accompanied by the Auditor General's report.

Volume 2 — Revenue, Appropriations, Expenditure and Investments of the Consolidated Revenue Fund and Financial Information on the Special Funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is cashed into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budgetary agencies, the National Assembly and persons designated by it, and other portfolios. The third section presents summary financial information on the special funds.

IX

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X

SUMMARY

OF CONSOLIDATED

FINANCIAL TRANSACTIONS

XI

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XII

Consolidated summary of operations
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

	2003		2002(1)
	Budget*	Actual results	Actual results
Own-source revenue	43 065	43 141	41 011
Government of Canada transfers	8 842	9 307	9 305

Total revenue	51 907	52 448	50 316

Expenditure (excluding debt service)	44 713	46 057	43 983
Debt service	7 194	7 085	7 261

Total expenditure	51 907	53 142	51 244

ANNUAL DEFICIT	—	(694)	(928)

* On the basis of the revenue and expenditure forecasts showed in the 2002-2003 Budget of March 19, 2002.
Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the government created a reserve fund to finance certain expenditures and maintain a balanced budget.
The changes in the reserve fund are shown in Appendix 18.
Annual deficit	—	(694)	(928)
Transfer to reserve fund	—	—	—
Use of reserve fund	—	—	950

Excess of annual deficit over reserve fund	—	(694)	22

(1)
Certain revenue and expenditure figures for 2002 were reclassified for consistency with the presentation adopted in 2003.

XIII

Consolidated summary of operations (cont'd)
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

Revenue for fiscal 2002-2003 is $541 million higher than forecast in the 2002-2003 Budget of March 19, 2002. The $76-million increase in own-source revenue is due to additional revenue from consumption taxes and Government enterprises. It is largely offset by lower corporate tax revenue and an adjustment to the allocation of remittances by employers, which attributes more revenue to the Régie des rentes du Québec, a fiduciary organization of the Government, and reduces the revenue of the Consolidated Revenue Fund accordingly. As for the $465-million upward adjustment in federal transfers, it can be explained mainly by an increase in revenue from the Canada Health and Social Transfer.

Expenditure for fiscal 2002-2003, excluding debt service, is $1 344 million higher than anticipated in the 2002-2003 Budget. This increase reflects the impact of the additional resources allocated mainly to the health and social services sector, as well as the lower-than-expected decrease in the number of households receiving employment assistance.

Lastly, debt service is $109 million less than projected in the Budget. This change is due primarily to a decline in interest on pension plans.

XIV

Consolidated revenue
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

(1)
Certain 2002 figures were reclassified for consistency with the presentation adopted in 2003.

XV

Consolidated expenditure
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

2003

Total expenditure: 53 142
By mission

Health and Social Services
18 563, 34.9%
Education and Culture
11 806, 22.2%
Debt service
7 085, 13.3%
Support for Individuals and Families
5 280, 9.9%
Economy and Environment
6 237, 11.8%
Administration and Justice
4 171, 7.9%

2002 (1)

Total expenditure: 51 244
By mission

Health and Social Services
17 722, 34.6%
Education and Culture
11 258, 22.0%
Debt service
7 261, 14.2%
Support for Individuals and Families
5 108, 9.9%
Economy and Environment
6 185, 12.1%
Administration and Justice
3 710, 7.2%

(1)
Certain 2002 figures were reclassified for consistency with the presentation adopted in 2003.

XVI

(1)
Certain 2002 figures were reclassified for consistency with the presentation adopted in 2003.

(2)
Including $783 million in 2002-2003 ($622 million in 2001-2002) for the depreciation of fixed assets.

XVII

Consolidated financial position
AS AT MARCH 31, 2003
(in millions of dollars)

(1)
Certain 2002 figures were reclassified for consistency with the presentation adopted in 2003.

XVIII

Reconciliation of revenue, expenditure and annual deficit
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

	2003	2002
(reclassified)
REVENUE
Consolidated Revenue Fund excluding
Government enterprises	46 152	45 209
Government enterprises	3 762	2 731
Government agencies and special funds	15 011	12 834

	64 925	60 774
Elimination of inter-entity transactions	(12 477)	(10 458)

	52 448	50 316

EXPENDITURE
Consolidated Revenue Fund	50 975	49 190
Government agencies and special funds	14 644	12 512

	65 619	61 702
Elimination of inter-entity transactions	(12 477)	(10 458)

	53 142	51 244

ANNUAL DEFICIT	(694)	(928)

        Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the government created a reserve fund to finance certain expenditures and maintain a balanced budget.

        The changes in the reserve fund are shown in Appendix 18.

Annual deficit	(694)	(928)
Transfer to reserve fund	—	—
Use of reserve fund	—	950

Excess of annual deficit over reserve fund	(694)	22

XIX

Balanced Budget Act

        In accordance with the provisions of the Balanced Budget Act (R.S.Q., c. E-12.001), the Minister of Finance must report to the National Assembly on the surplus or overruns registered during the fiscal year in relation to the objectives set by the Act.

        Pursuant to the Balanced Budget Act, the accumulated surplus at the end of fiscal 2002-2003 breaks down as follows:

Accumulated surplus pursuant to the Balanced Budget Act

	2003		2002
	Budget	Actual results(1)	Actual results
	(in millions of dollars)
Accumulated surplus, beginning of year	1 871	1 871	1 849
Surplus (overruns) reported for the year	—	(694)	22

Accumulated surplus, end of year	1 871	1 177	1 871

(1)
The accounting changes described in Note 2 did not have any effect in fiscal 2002-2003 on financial results for the year.

XX

Financial statistics
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

Fiscal year	Revenue*	Expenditure*	(Deficit) or surplus	Net debt(1)		Fixed assets	Accumulated deficit
2002-2003	52 448	53 142	(694)	95 457	(6)	9 716	85 741
2001-2002	50 316	51 244	(928)	92 772	(5)	8 234	84 538
2000-2001	51 040	49 663	1 377	88 208	(4)	7 166	81 042
1999-2000	47 410	47 403	7	89 162	(3)	6 693	82 469
1998-1999	46 720	46 594	126	88 810	(2)	6 233	82 577
*
Certain figures were reclassified for consistency with the presentation adopted in 2002-2003.

($M: millions of dollars)

(1)
Net debt represents total liabilities minus financial assets, recorded in the statement of financial position.

(2)
The net debt was increased by $339 M, including $217 M for the recording of fixed assets, $25 M for the recording of accounts payable and accrued expenses and $97 M for adjustments to other accounts.

(3)
The net debt was increased by $359 M for the recording of fixed assets.

(4)
The net debt was increased by $423 M, including $473 M for the recording of fixed assets, $12 M for sick leave and vacations and a decrease of $62 M for investments in Government enterprises.

(5)
The net debt was increased by $1 386 M, including $1 068 M for the recording of fixed assets, –$88 M for the recording of the Government's share of the foreign exchange gains or losses of enterprises, $215 M for the correction of the error made by the Canada Customs and Revenue Agency, $65 M for the change in the accounting policy for certain recoveries, $126 M for the recording of employer contributions in respect of obligations relating to sick leave and vacations, for the change in the status of a Government enterprise and for costs related to the improvement of premises. In addition, accounting changes made by Government enterprises increased the net debt by $2 250 M, including $1 338 M for the recording of foreign currency translation and $912 M for the introduction of a provision for deviations in the real rate of return.

(6)
The net debt was increased by $1 604 M, including $1 482 M for the recording of fixed assets and $122 M for the recording of the Government's share of translation adjustments of enterprises. In addition, accounting changes made by Government enterprises increased the net debt by $387 M, including $363 M relating to the capping mechanism used in calculating deferred gains and losses on basis on the real rate of return assumption.

XXI

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XXII

CONSOLIDATED FINANCIAL

STATEMENTS

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Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance in accordance with the Financial Administration Act (R.S.Q., c. A-6.001, s. 86). These statements are prepared in accordance with the accounting policies disclosed in Note 1 of the financial statements.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting and obtains all the information needed to meet its accounting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

        On behalf of the Gouvernement du Québec,

Gilles Godbout Deputy Minister of Finance	Nathalie Tremblay, CA Comptroller of Finance

Québec, March 16, 2004

Auditor General's report

To the National Assembly,

I have audited the following consolidated financial statements of the Government of Québec for the fiscal year ended March 31, 2003:

  •
  operating results;

  •
  accumulated deficits;

  •
  financial position;

  •
  financial requirements and financing.

The Minister of Finance is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that the audit be planned and performed to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management of government departments and agencies included in the government reporting entity, as well as evaluating the overall financial statement presentation.

  Commitments for the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS)

  The liabilities recorded under "Pension plans" as at March 31, 2003 for the regular service of the RREGOP, the PPMP, excluding that of senior administration, and for the PPPOCS total $24,063 million (March 31, 2002: $22,166 million). These three plans are of the shared-cost type, namely their respective cost, i.e. the ensuing annual contribution, is shared in predetermined proportions between the employer and the participants. This sharing of the annual contribution creates a commitment for the government with respect to the financing of these plans, a commitment whose value corresponds to the fund that the government would have accumulated, had it paid its contributions on the same bases as those which were used to determine the participants' fund. In the case of the RREGOP and the PPMP, the market value of this fund was estimated at $32,677 million as at December 31, 2002 (December 31, 2001: $36,282 million). As for the PPPOCS, for which the employees' contributions were paid into the Consolidated Revenue Fund, the book value of the fund that the employees and the government would have accumulated was evaluated at $713 million as at that same date (December 31, 2001: $767 million).

Auditor General's report (cont'd)

  In note 5 of its financial statements, the government does not clearly recognize that it has contracted commitments for the financing of these plans. Indeed, it does not indicate that the commitments to which reference is made ensue from the sharing of the annual contribution established according to the legislative provisions of these plans and the collective agreements that the government has negotiated since the creation of the plans. With respect to total commitments of $33,390 million (December 31, 2001: $37,049 million), $24,063 million (March 31, 2002: $22,166 million) are already recorded as liabilities as at March 31, 2003.

  Although these commitments have no effect on the liabilities, the net debt, the accumulated deficits and the deficit of the fiscal year ended March 31, 2003, this information must be disclosed appropriately to enable readers of the financial statements to better evaluate the government's financial situation.

  Reporting entity

  The government reporting entity, which is described in note 1 of its financial statements, does not include the entities of the education network and those of the health and social services network. In accordance with the recommendations of the Canadian Institute of Chartered Accountants, these entities should be included in the government reporting entity as they meet the criteria for inclusion in that entity.

  Given the fact that the government did not compile the necessary information, I was unable to determine the effects of the non-inclusion of the entities of the education network and of the health and social services network in the financial statements. However, based on the information that I do have, the inclusion of these entities in the government's consolidated financial statements would have a significant impact on the financial information presented in those statements.

  Provision for losses on guaranteed financial initiatives

  Investissement Québec establishes the provision for losses on its financial initiatives guaranteed by the government according to the credit risks and the initiatives in progress. The government records a different provision for the same initiatives according to its own assessment of the credit risks and on the basis of the authorized interventions rather than of those in progress. In my opinion, the provision established by Investissement Québec is appropriate because it is evaluated on the basis of the accrual accounting method and a meticulous analysis of the credit risks. Hence, the government should have recorded in its books, the provision calculated by Investissement Québec. The effect of not having entered an appropriate provision is to overstate the deficit of the fiscal year ended on

Auditor General's report (cont'd)

  March 31, 2003 by $82.3 million (March 31, 2002: $50.1 million), and to overstate the provision for losses on guaranteed financial initiatives, the net debt and the accumulated deficits by $260.7 million at that date (March 31, 2002: $178.4 million).

In my opinion, except for the inappropriate disclosure by the government of its commitments concerning the financing of the RREGOP, the PPMP and the PPPOCS, the undetermined effects of the non-inclusion of the entities of the education network and those of the health and social services network, as well as the effects of the inappropriate recording of the provision for losses on guaranteed financial initiatives, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2003, as well as the results of its operations and the changes in its financial position for the fiscal year then ended, in accordance with the accounting policies set forth in note 1. As required by the Auditor General Act, I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding fiscal year.

Another important question

Comparative financial data

The government applied a retroactive treatment to the recovery of the equalization payments by the Government of Canada for the 2001-2002 fiscal year in relation to the error of the Canada Customs and Revenue Agency. The government included in the net debt at the start of 2001-2002 the recovery of the $215 million attributable to that fiscal year, whereas it should have recorded said amount as a reduction of revenue for that fiscal year. The transfer income from the Government of Canada for 2001-2002 presented for comparison in the government's consolidated statement of operations for 2002-2003 should have been reduced by $215 million. Moreover, the deficit for 2001-2002 remained at $928 million, whereas it should have been increased to $1,143 million.

Acting Auditor General,

Doris Paradis, FCA

Québec, March 16, 2004

Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

		2003		2002
Appendix		Budget*	Actual results	Actual results
(Notes 2 and 11)
5	REVENUE (Note 3)
	Income and property taxes	25 703	24 364	24 584
	Consumption taxes	10 435	10 998	9 913
	Duties and permits	1 390	1 416	1 346
	Miscellaneous	2 322	2 601	2 437
9	Revenue from Government enterprises	3 215	3 762	2 731

	Own-source revenue	43 065	43 141	41 011
	Government of Canada transfers	8 842	9 307	9 305

	Total revenue	51 907	52 448	50 316

6	EXPENDITURE
	Health and Social Services	17 992	18 563	17 722
	Education and Culture	11 785	11 806	11 258
	Economy and Environment	6 029	6 237	6 185
	Support for Individuals and Families	5 060	5 280	5 108
	Administration and Justice	3 847	4 171	3 710

	Sub-total	44 713	46 057	43 983
	Debt service	7 194	7 085	7 261

	Total expenditure	51 907	53 142	51 244

	ANNUAL DEFICIT	—	(694)	(928)

* On the basis of the revenue and expenditure forecasts showed in the 2002-2003 Budget of March 19, 2002.
Under the Act to establish a budgetary surplus reserve fund (R.S.Q., R-25.1), the government created a reserve fund to finance certain expenditures and maintain a balanced budget.
The changes in the reserve fund are shown in Appendix 18.
	Annual deficit	—	(694)	(928)
	Transfer to reserve fund	—	—	—
	Use of reserve fund	—	—	950

	Excess of annual deficit over reserve fund	—	(694)	22

Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

	2003		2002
	Budget*	Actual	Actual
PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(81 992)	(84 100)	(83 260)
Restatements (Note 2)		(406)	(406)
Government's share of restatements made by Government enterprises, April 1st, 2001 (Appendix 9)		(32)	(32)

	(81 992)	(84 538)	(83 698)
Government's share of restatements made by Government enterprises, April 1st, 2002 (Appendix 9)		(387)

Restated balance	(81 992)	(84 925)	(83 698)
Government's share of translation adjustments of Government enterprises	—	(122)	88
Annual deficit	—	(694)	(928)

ACCUMULATED DEFICIT, END OF YEAR	(81 992)	(85 741)	(84 538)

*
On the basis of the revenue and expenditure forecasts showed in the 2002-2003 Budget of March 19, 2002.

Consolidated statement of financial position
AS AT MARCH 31, 2003
(in millions of dollars)

Appendix		2003	2002
(Note 2)
FINANCIAL ASSETS
7	Short-term investments	4 488	1 445
8	Accounts receivable	6 262	7 003
9	Investment in Government enterprises	18 334	17 365
10	Long-term investments	2 148	1 977
	Deferred expenses related to debts	490	95
	Advances to the health and social services and education networks and Government enterprises (Note 7)	4 484	5 378
	Assets for financing the fixed assets of the health and social services and education networks (Note 8)	865	962

	TOTAL FINANCIAL ASSETS	37 071	34 225

LIABILITIES
11	Bank overdraft	368	882
12	Accounts payable and accrued expenses	8 978	8 579
	Deferred revenue	308	531
	Pension plans (Note 5)	38 426	38 060
13	Direct debt (Notes 6 and 7)	76 032	69 426
13	Debt to finance the health and social services and education networks and Government enterprises (Notes 6 and 7)	4 484	5 378
13	Debt to finance the work of municipal bodies (Notes 6 and 7)	3 067	3 179
	Allowance for financing the fixed assets of the health and social services and education networks (Note 8)	865	962

	TOTAL LIABILITIES	132 528	126 997

14	NET DEBT	(95 457)	(92 772)
15	FIXED ASSETS (Note 4)	9 716	8 234

	ACCUMULATED DEFICIT	(85 741)	(84 538)

16	Commitments and contingencies (Note 9)
Subsequent events (Note 12)
17	Fiduciary transactions conducted by Government agencies and funds
18	Reserve fund

Consolidated statement of financial requirements and financing
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

	2003		2002
			(Note 11)
OPERATING ACTIVITIES
Annual deficit		(694)		(928)
Items not affecting liquid assets:
Doubtful accounts and other allowances	533		395
Sick leave and vacations	55		75
Depreciation of fixed assets	783		622
Amortization of deferred expenses related to debts	37		72
Amortization of deferred foreign exchange loss	129		153
Amortization of discounts and premiums	48	1 585	61	1 378

		891		450
Specific purpose accounts (Appendix 12)
Payments and other debits	(510)		(527)
Receipts and other credits	496	(14)	567	40

Changes in financial assets and liabilities related to operations		(484)		(345)

		393		145

Activities related to pension plans
Pension costs (Note 5)	1 451		1 395
Interest charges relating to pension plans (Note 5)	3 389	4 840	3 322	4 717

Benefits and other payments	(2 913)		(2 720)
Employee and independent employer contributions	80	(2 833)	92	(2 628)

		2 007		2 089

Liquid assets provided by operating activities		2 400		2 234

INVESTMENT ACTIVITIES
Changes in investment in Government enterprises
Investments made	(340)		(648)
Share in the results of enterprises entered as revenue less declared dividends	(1 138)	(1 478)	(371)	(1 019)

Changes in long-term investments
Investments made	(545)		(426)
Investments realized	310	(235)	213	(213)

Fixed assets
Acquisition	(2 270)		(1 626)
Disposal	5	(2 265)	9	(1 617)

Liquid assets used for investment activities		(3 978)		(2 849)

NET FINANCIAL REQUIREMENTS		(1 578)		(615)

Consolidated statement of financial requirements and financing (cont'd)
FISCAL YEAR ENDED MARCH 31, 2003
(in millions of dollars)

	2003		2002
			(Note 11)
FINANCING ACTIVITIES
Changes in debts
Borrowings made	11 430		9 011
Borrowings repaid	(5 121)	6 309	(5 492)	3 519

Activities related to pension plans
Changes in the Retirement Plans
Sinking Fund
Payments	(900)		(2 535)
Reinvestment of Fund investment income	(741)	(1 641)	(605)	(3 140)

Liquid assets provided by operating activities		4 668		379
Changes in liquid assets(1)		(3 090)		236

NET FINANCING		1 578		615

(1)
Liquid assets include cash in bank (Appendix 11) and short-term investments (Appendix 7).

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Notes to financial statements

1. Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government's reporting entity encompasses departments, agencies, enterprises and special funds which must account for the management of their financial transactions and resources to a Minister or directly to the National Assembly and which are part of the Government or under its control. They are listed in an appendix to the financial statements.

Fiduciary transactions conducted by certain agencies and funds are not included in the Government's reporting entity. These agencies and funds are listed in an appendix to the financial statements.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government's reporting entity, with the exception of Government enterprises, have been standardized and combined line by line in accordance with the accounting policies disclosed below. Inter-entity transactions and balances have been eliminated.

Investment in Government enterprises is accounted for using the modified equity method. Therefore, investment in these enterprises is recorded at cost, which is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and reduced by the portion of dividends that are paid or reported by an enterprise and that accrue to the Government. A Government enterprise has all of the following characteristics:

a)
it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)
it is vested with the financial and administrative power to carry out commercial activities;

c)
its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

d)
it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

Revenue

Revenue from income and property taxes, consumption taxes, duties, permits, fines and forfeitures is recorded in the fiscal year during which it is received, after deducting reimbursements and other amounts deductible under the applicable legislation. Assessments and amounts billed before the end of the fiscal year are entered as revenue.

Revenue from Government of Canada transfers is recorded in the fiscal year during which it is received. However, claims issued and estimates of revenue from transfers related to shared-cost programs without fiscal compensation are recorded in the fiscal year during which the related expenditures are made.

Other revenue is recorded on the accrual basis. Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

Expenditure

Transfers are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once beneficiaries have met the eligibility criteria.

Expenditure includes the cost of goods and services acquired during the fiscal year, with the exception of fixed assets for which an annual depreciation is recorded.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

Financial assets

Short-term investments are recorded at cost and accounts receivable, loans and advances are recorded initially at cost and then brought down to their net recoverable value through valuation allowances.

Investment in Government enterprises is recorded using the modified equity method.

Other long-term investments are entered at cost and reduced by any durable loss in value. The loss in value is charged to operations for the fiscal year during which it is known.

Liabilities

Accounts payable and accrued expenses

Specific purpose accounts

The Financial Administration Act (R.S.Q., c. A-6.001) provides for the creation of specific purpose accounts in which amounts received in respect of a contract or an agreement calling for the allocation of funds to a specific purpose may be deposited. Consequently, certain amounts receivable or payable under shared-cost programs without fiscal compensation or as a result of third-party compensation are recorded in specific purpose accounts.

Sick leave and vacations

Obligations relating to sick leave and vacations owed to Government employees are recorded as liabilities. The annual change in this account is posted to expenditure.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other guaranteed financial initiatives are recorded as liabilities when a loss is probable. The annual change in this allowance is posted to expenditure.

The allowance for probable losses is evaluated using a rate based on past experience regarding losses on each of the guarantee programs. Special guarantees are grouped according to risk level.

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government's financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses are charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plan liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP and the PPMP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001, s. 8), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using part of the Consolidated Revenue Fund up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The RPSF's assets are recorded at a value based on their market value. The RPSF's annual investment income is calculated by applying the nominal interest rate used in the most recent actuarial valuation to the RPSF's balance at the end of the previous fiscal year.

During the actuarial valuations conducted every three years, discrepancies that can be attributed to differences between revenue recorded since the most recent actuarial valuations and investment income valuated at its market value at the end of the fiscal year are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants, i.e. the period applicable to estimates based on actuarial gains or losses.

The RPSF's investment income and the amortization of discrepancies observed in the course of actuarial valuations are subtracted in calculating interest charges on obligations relating to vested benefits.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to debts are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

        The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as "Debts" items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, foreign exchange gains or losses on short-term contracts aimed at modifying the foreign exchange risk associated with long-term borrowings are amortized over the remaining term of the borrowing portfolio in the currency concerned using the straight-line method.

Debt Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture, and the development of data processing systems.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated — using a logical, systematic method over a period corresponding to their useful life. They are a component of net debt. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of payments due. Works of art and historic property are not recorded as fixed assets but are mentioned in a note to the financial statements, and their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue liabilities, which are gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, land is recorded at its nominal value.

Sums received from agencies not included in the Government's reporting entity for the purchase of fixed assets are recorded as deferred revenue liabilities and gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, contributions received for the purchase of land are deducted from the latter's cost.

2. Restatements

The Government made the following restatements:

Since certain recoveries are hard to estimate before they are received, the Government had to change the accounting application method for this revenue and record it on a cash basis rather than an accrual basis, in accordance with the rules of the Canadian Institute of Chartered Accountants.

From 1972 to 1999, Canada Customs and Revenue Agency (CCRA) made overpayments of more than $3.4 billion to four provinces in particular (Ontario, Manitoba, British Columbia and Alberta) in regard to personal income tax. The federal government announced, as part of a solution to the error, a change in equalization formula, which increased Québec's relative fiscal capacity and thus reduced its equalization entitlements. The negative impact of the federal solution to CCRA's error on Québec's equalization entitlements obliged the government to correct its financial results of the previous years by $215 million.

Employer contributions in respect of obligations relating to sick leave and vacations owed to employees, estimated at $177 million, are now recorded as liabilities under "Sick leave and vacations" whereas previously they were recorded when employees used their holidays.

Certain costs related to the improvement of premises are now capitalized and amortized under "Buildings" whereas previously they were charged to operations.

The Centre de recherche industrielle du Québec (CRIQ) has not achieved the financial autonomy initially sought by the Government. Therefore, CRIQ has been consolidated line by line whereas previously it was considered a Government enterprise and its operations were accounted for using the modified equity method.

The retroactive application of these restatements as a whole increased (decreased) the following financial statement items:

	2003	2002
	(in millions of dollars)
Revenue	12	16
Expenditure	12	16
Investment in Government enterprises	(24)	(24)
Long-term investments	10	10
Accounts receivable	(61)	(61)
Bank overdraft	12	7
Accounts payable and accrued expenses	392	397
Fixed assets	73	73
Accumulated deficit	406	406

3. Revenue

According to applicable legislation, revenue is shown after deduction of the following items:

	2003	2002
	(in millions of dollars)
		(Note 11)
Personal income tax
Refundable tax credits:
Sales tax	456	693
Day care expenses	200	211
Other	113	96
Property tax refunds	230	243
Family assistance allowances	3	(2)

	1 002	1 241

Corporate taxes
Refundable tax credits:
Scientific research and experimental development	547	349
Cinematrographic productions	110	97
Tax credits relating to the reporting of tips	49	40
Other	398	231

	1 104	717

Duties and permits
Silvicultural work and other forest management activities	230	198
Highway carrier monitoring	48	48
Refundable mining duties credits for losses pertaining to exploration and capital expenditures and other	5	3

	283	249

	2 389	2 207

4. Fixed assets

Fixed assets are recorded at cost and shown in net debt. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings	Straight-line and annuity	10 to 50 years
Facilities	Straight-line	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment	Straight-line	3 to 20 years
Development of data processing systems	Straight-line	5 to 10 years

        Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

5. Pension plans

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

Pension Plans

	Estimated number of participants as at December 31, 2002		Number of beneficiaries as at December 31, 2002
Government and Public Employees Retirement Plan (RREGOP)	465 000		110 436
Pension Plan of Management Personnel (PPMP)	24 200		12 591
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	5 925	*	46 182	*
Civil Service Superannuation Plan (CSSP)	2 900	*	24 798	*
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 000		3 677
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	2 900		969
Pension Plan of the Judges of the Court of Québec (PPJCQ)	260		295
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFETQ)	275		71
Pension Plan of the Members of the National Assembly (PPMNA)	122		264

	506 582		199 283

*
These plans have not admitted any new participants since July 1, 1973.

These plans are "defined benefit" pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants' average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	cost-sharing pension plans;
cost-balance pension plans.

Cost-sharing pension plans

In the case of RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% (7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers are paid into the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. All Government plans except RREGOP, the PPMP and the PPPOCS fall into this category. The contributions of participants and independent employers to these cost-balance plans are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d'assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account, among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:
— Yield, net of inflation	4.85%
— Inflation rate	3.00%
— Salary escalation rate, net of inflation	1.10%

Government's liability with regard to the pension plans

The Government's liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years. These gains or losses are amortized using the accounting policy established for this purpose. The Government's liability with regard to the pension plans also includes interest charges calculated on the basis of the value of the actuarial obligations relating to vested benefits as at a given date for the pension plans as a whole.

As shown by the following table concerning the main pension plans, the Government's liability with regard to the pension plans as a whole is estimated at $50 266 million as at March 31, 2003, including $27 331 million for RREGOP and the PPMP.

PENSION PLANS LIABILITY

	Actuarial obligations relating to vested benefits		Adjustments	Pension plans liability as at March 31, 2003	Pension plans liability as at March 31, 2002
	(in millions of dollars)
RREGOP
— regular service	21 346		(1 093)	20 253	18 609
— transferred service	2 487		(219)	2 268	2 259
PPMP
— regular service	4 013		(284)	3 729	3 396
— transferred service	1 179		(98)	1 081	1 043
TPP and PPCT	15 246		(944)	14 302	14 364
CSSP	5 271		(254)	5 017	5 067
Other	3 617		(1)	3 616	3 521

	53 159		(2 893)	50 266	48 259
Sinking fund(1)	(9 240	)(2)	(2 600)	(11 840)	(10 199)

	43 919		(5 493)	38 426	38 060

(1)
During fiscal 2002-2003 the Minister of Finance made investments of $900 million in the Retirement Plans Sinking Fund ($2 535 million in 2001-2002). At March 31, 2003, $741 million in investment income ($605 million in 2002) was reinvested in the sinking fund, and was taken into account in calculating the interest charges relating to pension plans.

(2)
This amount corresponds to the fair value of investments with the Caisse de dépôt et placement du Québec as at March 31, 2003.

Actuarial valuations and subsequent estimates

The most recent estimates, which were filed and issued in 2003, were determined on the basis of actuarial valuations as at December 31, 2001 for the PPMNA and the PPPOCS; as at December 31, 2000 for the PPCT, the PPJCQ, the SPMSQ, the PPFETQ, the PPMP (RRAS) and service transferred from the TPP and the CSSP to RREGOP and the PPMP; as at December 31, 1999 for the CSSP, the TPP, RREGOP and the PPMP, other than service transferred from the TPP and the CSSP to RREGOP and the PPMP, and for the PPMP (RRAS).

Total Cost of Pension Plans

	2003		2002
	(in millions of dollars)
Pension costs
Cost of vested benefits excluding interest charges	1 303		1 253
Employee contributions	(76)		(88)
Independant employer contributions	(4)		(4)

	1 223		1 161
Cost of changes	3	(1)	28
Amortization of adjustments to estimates based on actuarial gains or losses	225		206

	1 451		1 395
Interest charges relating to the pension plans	2 648	(2)	2 717 (2)

Total	4 099		4 112

(1)
Under the Act to amend the pension plans of the public and parapublic sectors (2002, c, 30) assented to on June 14, 2002, changes with an impact of $3 million as at March 31, 2003 were made to the PPPOCS.

(2)
After deducting Retirement Plans Sinking Fund investment income of $741 million in 2002-2003 ($605 million in 2001-2002).

Funding of pension plans

Actuarial valuations for funding purposes for regular service under "cost-sharing" pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, Government commitments for funding purposes are calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $32 677 million at fair value and $39 800 million at cost as at December 31, 2002 ($36 282 million at fair value and $41 147 million at cost as at December 31, 2001). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $713 million at cost as at December 31, 2002 ($767 million as at December 31, 2001).

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be recorded as a liability of the Government. The difference may be attributed to the use of different economic assumptions and methods.

6.    Risk management and derivative instruments

To meet the financial requirements arising from its operations for repaying maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2013.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2003 was 83% in Canadian dollars, 4% in U.S. dollars, 10% in yen and 3% in Swiss francs (as at March 31, 2002: 81% in Canadian dollars, 7% in U.S. dollars and 12% in yen).

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2003 was 71% at fixed rates and 29% at variable rates (as at March 31, 2002: 71.5% at fixed rates and 28.5% at variable rates).

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by counterparties.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own. As at March 31, 2003, over 95% of its derivative instrument portfolio was associated with counterparties that had a double "A" or better rating. All of the Government's counterparties had at least an "A" rating with a recognized credit rating agency.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S. $3 500 million with a Canadian and international banking syndicate.

As at March 31, 2003, none of these credit lines or agreements had been drawn upon.

7. Debts

	2003
	Direct			Health and social services and education networks and Government enterprises(1)
Currency	In millions of monetary units	Total in Canadian equivalent		In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	44 925	44 925	(3)	4 523	4 523
In U.S. dollars	11 948	17 571		3	4
In yen	537 601	6 690
In euros	5 724	9 170
In Swiss francs	508	552
Other currencies(4)		903
Less:
Derivative instruments — net		(669)			1
Sinking fund		3 552			42

Debts before deferred foreing exchange loss		76 928			4 484
Deferred foreign exchange loss		896

		76 032			4 484

	2002
	Direct			Health and social services and education networks and Government enterprises(1)
Currency	In millions of monetary units	Total in Canadian equivalent		In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	38 339	38 339	(3)	5 025	5 025
In U.S. dollars	12 718	20 262		224	358
In yen	547 816	6 583		7 004	84
In euros	5 053	7 015
In Swiss francs	10	9
Other currencies(4)		1 539
Less:
Derivative instruments — net		327			55
Sinking fund		3 151			34

Debts before deferred foreing exchange loss		70 269			5 378
Deferred foreign exchange loss		843

		69 426			5 378

(See Notes 1, 2, 3 and 4 on page 30)

2003
Work of municipal bodies(2)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments — net	Total after impact of derivative instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
2 045	2 045	51 493	51 493	22 350	73 843
315	463	12 266	18 038	(14 704)	3 334
5 000	62	542 601	6 752	1 637	8 389
284	455	6 008	9 625	(9 625)
		508	552	1 955	2 507
			903	(903)
	(42)		(710)	710
			3 594		3 594

	3 067		84 479		84 479
			896		896

	3 067		83 583		83 583

2002
Work of municipal bodies(2)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments — net	Total after impact of derivative instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
2 382	2 382	45 746	45 746	20 783	66 529
172	274	13 114	20 894	(15 199)	5 695
5 000	60	559 820	6 727	3 051	9 778
284	393	5 337	7 408	(7 408)
		10	9		9
			1 539	(1 539)
	(70)		312	(312)
			3 185		3 185

	3 179		78 826		78 826
			843		843

	3 179		77 983		77 983

Weighted average interest rate(5)

			Health and social services and education networks and Government enterprises
					Work of municipal bodies
	Direct
Currency
	2003	2002	2003	2002	2003	2002
		(Note 11)
In Canadian dollars	6.36%	6.73%	6.48%	6.54%	6.33%	7.11%
In U.S. dollars	6.68	6.54	1.41	4.73	7.28	8.53
In yen	3.63	3.61		0.72	9.89	9.89
In euros	5.37	5.73			8.37	8.37
In Swiss francs	3.16	3.16
Weighted average rate	6.07%	6.30%	6.48%	6.33%	6.96%	7.51%
(1)
To offset this debt, advances to the health and social services and education networks and to Government enterprises are granted on the same conditions as these borrowings and recorded as financial assets.

(2)
Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d'assainissement des eaux (SQAE), to contributing to the financing of work costs by repaying, based on date of maturity, the principal and interest on borrowings contracted by the SQAE.

(3)
The Government held $282 million worth of its securities as at March 31, 2003 ($400 million in 2002).

(4)
In 2002 and 2003, other currencies included the pound sterling, the Australian dollar and the Swedish krona. A detailed table by type of currency and debt is presented in Appendix 13.

(5)
The weighted average interest rate corresponds to the effective rate of borrowings.

Debt schedules after impact of derivative instruments

Direct

Maturing on March 31(6)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	In Swiss francs	Other	Total
							(in millions of dollars)
2004	12 171	(5 638)	3 236	(244)	896	(112)	10 309
2005	5 187	32	38				5 257
2006	6 127	70	12	5			6 214
2007	4 875	42	19				4 936
2008	5 168	29	46	110			5 353

	33 528	(5 465)	3 351	(129)	896	(112)	32 069
2009-2013	17 176	1 330	2 188	13	1 611	(4)	22 314
2014-2018	1 315	514	2 580	81			4 490
2019-2023	1 962	514	21	35		116	2 648
2024-2028	2 808	3 572	249				6 629
2029 and thereafter	6 349	2 429					8 778

	63 138	2 894	8 389	—	2 507	—	76 928

Health and social services and education networks and Government enterprises

Maturing on March 31(7)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	In Swiss francs	Other	Total
							(in millions of dollars)
2004	1 366						1 366
2005	76						76
2006	885						885
2007	12						12
2008	653						653

	2 992						2 992
2009-2013	760						760
2014-2018	27						27
2019-2023	345						345
2024-2028	6						6
2029 and thereafter	354						354

	4 484						4 484

Work of municipal bodies

Maturing on March 31(7)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	In Swiss francs	Other	Total
							(in millions of dollars)
2004	832						832
2005	270						270
2006	382						382
2007	402						402
2008	205						205

	2 091						2 091
2009-2013	926						926
2014-2018	50						50

	3 067						3 067

(6)
This schedule takes into account $2 784 million for treasury bills and $2 861 million for short-term borrowings in 2004 and was drawn up considering projected repayments of $674 million in 2004, $521 million in 2005, $424 million in 2006, $404 million in 2007, $493 million in 2008 and $931 million in 2009-2013 for savings products redeemable on demand.

(7)
This schedule includes an amount of $519 million, for treasury bills, maturing in 2004.

(8)
This schedule includes an amount of $1 million, for treasury bills, maturing in 2004.

(9)
These schedules take into account the sinking fund of $3 154 million for debts in Canadian dollars and $440 million for debts in U.S. dollars.

8.    Allowance for financing the fixed assets of the health and social services and education networks

Under the General and Vocational Colleges Act (R.S.Q., c. C-29), the Education Act (R.S.Q., c. I-13.3), the University Investments Act (R.S.Q., c. I-17), the Act respecting health services and social services (R.S.Q., c. S-4.2) and the Act respecting health services and social services for Cree Native persons (R.S.Q., c. S-5), the Government has created sinking funds for the purpose of repaying, out of the sums deposited by the Minister responsible, borrowings (principal and interest) contracted to finance the fixed assets of organizations in the health and social services and education networks.

The net assets of these sinking funds are as follows:

	2003	2002
	(in millions of dollars)
Sinking funds relating to borrowings by:
General and vocational colleges in Québec	216	223
Québec school boards	277	309
Québec university establishments	241	278
Québec health and social services organizations	131	152

	865	962

9.    Commitments and contingencies

A)
Commitments for transfers to school boards and educational institutions, health and social services institutions, municipalities and municipal bodies, and other beneficiaries are shown in summary form in Appendix 16. As at March 31, 2003, these commitments totalled $21 263 million ($19 682 million as at March 31, 2002).

B)
Net guaranteed financial initiatives as at March 31, 2003 totalled $45 699 million ($47 079 million as at March 31, 2002) including $36 723 million as at March 31, 2003 ($38 289 million as at March 31, 2002) related to Hydro-Québec loan guarantees. These net guaranteed financial initiatives are shown in summary form in Appendix 16.

C)
The Government is faced with claims and lawsuits, pending or potential. Some pertain to land claims by Native groups and benefit claims by social aid recipients under 30 years of age, while others, involving $745 million ($645 million in 2002), derive from breach of contract, personal injury or property damage and other similar causes. Since the outcome of these contingencies is uncertain, it is impossible to determine the potential loss the Government might incur.

10.    Major transactions between Government enterprises and entities included in the Government's reporting entity

The most important transactions between the Government and its enterprises break down as follows:

	2003	2002
	(in millions of dollars)
		(Note 11)
Revenue
Income and property taxes	509	511
Sales of goods and services	561	566

	1 070	1 077

Expenditure
Health and Social Services	130	143
Economy and Environment	59	79
Administration and Justice	39	36

	228	258

Fixed assets	141	149

Accounts receivable	759	798

Accounts payable and accrued expenses	159	141

11.    COMPARATIVE FIGURES

Certain comparative figures for 2002 were reclassified for consistency with the presentation adopted in 2003.

12.    SUBSEQUENT EVENTS

The value of certain Government assets might be reduced over the coming fiscal years.

•
The audited financial statements of the Société générale de financement for the year ended December 31, 2003 show a loss of $511 million. The Government had already accounted for part of this loss, i.e. $177 million, as at March 31, 2003, and it will have to account for the remainder, i.e. $334 million, in the next fiscal year, in accordance with its accounting policies.

•
The current repositioning of the computerized assistance project for the integrated management of human, financial and material resources might lead to a reduction in the Government's fixed assets. However, given the progress of the work, it is not yet possible to determine the monetary impact of this reduction. These fixed assets have a carrying value of $114 million as at March 31, 2003.

The Government intends to table draft legislation in the coming months to separate the insurance mission of the Société de l'assurance automobile du Québec (SAAQ) from its other mandates. Accordingly, the funds collected from motorists for the insurance mission of the SAAQ will constitute a fund in trust separate from the amounts collected for its other mandates. The Government will also review the SAAQ's structures and will grant it more autonomy to strengthen its role as an insurance company. These steps will remove the insurance fund of the SAAQ from the Government's reporting entity as of 2003-2004.

On January 9, 2004, the Superior Court ruled on the issue of pay equity. The Government did not appeal the decision and is currently holding talks with union organizations on the application of the corrective measures to be taken. However, the monetary impact of these measures has not yet been determined.

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity

Affaires municipales et Métropole
        Commission municipale du Québec
        Régie du logement

Agriculture, Pêcheries et Alimentation
        Commission de protection du territoire agricole du Québec
        Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale
        Commissaire au lobbyisme

Conseil du trésor, Administration et Fonction publique
        Commission de la fonction publique

Conseil exécutif
        Conseil permanent de la jeunesse

Culture et Communications
        Commission de toponymie
        Commission des biens culturels du Québec
        Conseil supérieur de la langue française
        Office québécois de la langue française

Éducation
        Commission consultative de l'enseignement privé
        Commission d'évaluation de l'enseignement collégial
        Conseil supérieur de l'éducation

Emploi, Solidarité sociale
        Commission des partenaires du marché du travail

Environnement
        Bureau d'audiences publiques sur l'environnement

Famille, Enfance et Condition féminine
        Conseil de la famille et de l'enfance
        Conseil des aînés
        Conseil du statut de la femme

Faune et Parcs
        Société de la faune et des parcs du Québec

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity (cont'd)

Finances, Économie et Recherche
        Inspecteur général des institutions financières

Industrie et Commerce

Justice
        Comité de la rémunération des juges de la Cour du Québec et des cours municipales
        Conseil de la justice administrative
        Conseil de la magistrature
        Tribunal des droits de la personne

Personnes désignées par l'Assemblée nationale
        Directeur général des élections — Commission de la représentation
        Protecteur du citoyen
        Vérificateur général

Recherche, Science et Technologie
        Agence d'évaluation des technologies et des modes d'intervention en santé
        Conseil de la science et de la technologie

Régions

Relations avec les citoyens et Immigration
        Commission d'accès à l'information
        Commission des droits de la personne et des droits de la jeunesse
        Conseil des relations interculturelles
        Curateur public *
        Office de la protection du consommateur

Relations internationales

Ressources naturelles

Revenu

Santé et Services sociaux
        Conseil de la santé et du bien-être
        Conseil médical du Québec
        Office des personnes handicapées du Québec
        Protecteur des usagers en matière de santé et de services sociaux

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity (cont'd)

Sécurité publique
        Bureau des coroners
        Comité de déontologie policière
        Commissaire à la déontologie policière
        Commission québécoise des libérations conditionnelles
        Régie des alcools, des courses et des jeux

Tourisme, Loisir et Sport

Transports
        Commission des transports du Québec

Travail
        Commission de l'équité salariale
        Conseil consultatif du travail et de la main-d'oeuvre
        Conseil des services essentiels
        Régie du bâtiment du Québec

*
This entity also conducts fiduciary transactions that are not included in the Government's reporting entity.

APPENDIX 2

Agencies and special funds whose reporting entity
is included in the Government's reporting entity

Agencies

Agence de l'efficacité énergétique
Agence métropolitaine de transport(1)
Bibliothèque nationale du Québec
Bureau d'accréditation des pêcheurs et des aides-pêcheurs du Québec
Bureau des services financiers(1)
Centre de recherche industrielle du Québec
Commissaire de l'industrie de la construction
Commission de la capitale nationale du Québec
Commission de reconnaissance des associations d'artistes et des associations de producteurs
Commission des lésions professionnelles
Commission des normes du travail
Commission des relations de travail
Commission des services juridiques
Commission des valeurs mobilières du Québec
Conseil des arts et des lettres du Québec
Corporation d'urgences-santé
École nationale de police du Québec(1)
École nationale des pompiers du Québec(1)
Fondation de la faune du Québec
Fonds d'aide aux recours collectifs
Fonds d'assurance-prêts agricoles et forestiers
Fonds de la recherche en santé du Québec
Fonds québécois de la recherche sur la nature et les technologies
Fonds québécois de la recherche sur la société et la culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d'hôtellerie du Québec(1)
Institut national de santé publique du Québec
Investissement Québec
La Financière agricole du Québec
Musée d'art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Observatoire québécois de la mondialisation
Office de la sécurité du revenu des chasseurs et piégeurs cris
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Régie de l'assurance maladie du Québec
Régie de l'énergie
Régie des installations olympiques
Régie du cinéma

APPENDIX 2

Agencies and special funds whose reporting entity
is included in the Government's reporting entity (cont'd)

Agencies (cont'd)

Sidbec
Société de développement de la Zone de commerce international de Montréal à Mirabel
Société de développement des entreprises culturelles
Société de la Place des Arts de Montréal(1)
Société de télédiffusion du Québec (Télé-Québec)
Société des Traversiers du Québec
Société d'habitation du Québec(1)
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du parc industriel et portuaire Québec-Sud
Société immobilière du Québec
Société nationale de l'amiante
Société québécoise d'assainissement des eaux
Société québécoise de récupération et de recyclage
Société québécoise d'information juridique
Tribunal administratif du Québec

(1)
Entities whose year-end date does not correspond to March 31, 2003 and for which no data were available for the period between the end of their fiscal year and March 31, 2003.

Special funds

Assistance Fund for Independent Community Action
Assistance Fund for Victims of Crime
Civil Status Fund
Collection Fund
Financial Assistance Fund for Certain Disaster Areas
Financing Fund
Fonds du Centre financier de Montréal
Forestry Fund
Fund to Combat Poverty through Reintegration into the Labour Market
Fund for the Contributions of Motorists to Public Transit
Fund for the Management of Québec Immovables on Foreign Soil
Fund for the Sale of Goods and Services of the Ministère des Transports
Geographic Information Fund
Government Information Fund
Government Services Fund

APPENDIX 2

Agencies and special funds whose reporting entity
is included in the Government's reporting entity (cont'd)

Special funds (cont'd)

Health Services Fund
Horse-Racing Industry Fund
Ice Storm Fund
Information Technology Fund of the Conseil du trésor
Information Technology Fund of the Ministère de la Solidarité sociale
Information Technology Fund of the Ministère du Revenu
Labour Market Development Fund
Land Information Fund
Police Services Fund
Prescription Drug Insurance Fund
Québec Youth Fund
Regional Development Fund
Register Fund of the Ministère de la Justice
Road Network Preservation and Improvement Fund
Rolling Stock Management Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Special Olympic Fund
Support Payments Fund *
Tourism Partnership Fund

*
This fund also conducts fiduciary transactions that are not included in the Government's reporting entity.

  APPENDIX 3

Enterprises included in the Government's reporting entity

Capital Financière agricole inc.

Corporation d'hébergement du Québec

Financement-Québec

Fonds d'indemnisation du courtage immobilier

Hydro-Québec *

Immobilière SHQ

IQ Immigrants Investisseurs inc.

Loto-Québec

Régie de l'assurance-dépôts du Québec

Société de développement de la Baie James

Société de l'assurance automobile du Québec

Société des alcools du Québec

Société des établissements de plein air du Québec

Société générale de financement du Québec

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière — Appalaches

Société Innovatech Régions ressources

*
This enterprise also conducts fiduciary transactions that are not included in the Government's reporting entity.

APPENDIX 4

Agencies and funds which conduct fiduciary transactions that are not included in the Government's reporting entity

Caisse de dépôt et placement du Québec

Comité Centraide — public sector

Commission administrative des régimes de retraite et d'assurances

Commission de la construction du Québec

Curateur public (fiduciary section)

Fonds central pour le bénéfice des personnes incarcérées

Fonds d'assurance-récolte

Fonds d'assurance-stabilisation des revenus agricoles

Fonds d'indemnisation des services financiers

Fonds du compte de stabilisation du revenu agricole

Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes

Fonds national de formation de la main-d'oeuvre

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec — pension plan

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Travel Agents' Security Funds

Trust funds

APPENDIX 5

Breakdown of revenue
FISCAL YEAR ENDED MARCH 31, 2003

	2003	2002
	(in millions of dollars)
		(Notes 2 and 11)
Income and property taxes
Personal income tax	16 174	15 920
Contributions to the Health Services Fund	4 461	4 599
Corporate taxes	3 729	4 065

	24 364	24 584

Consumption taxes
Sales	8 358	7 579
Fuel	1 691	1 579
Tobacco	935	741
Pari-mutuel	14	14

	10 998	9 913

Duties and permits
Motor vehicles	751	723
Alcoholic beverages	155	140
Natural resources	226	210
Other	284	273

	1 416	1 346

Miscellaneous
Sales of goods and services	1 782	1 595
Interest	376	452
Fines, forfeitures and recoveries	443	390

	2 601	2 437

Revenue from Government enterprises
Société des alcools du Québec	540	489
Loto-Québec	1 353	1 352
Hydro-Québec	1 840	1 041
Other	29	(151)

	3 762	2 731

Total own-source revenue	43 141	41 011

Government of Canada transfers
Equalization	5 315	5 336
Canada Health and Social
Transfer	2 648	2 958
Other programs	1 344	1 011

Total Government of Canada transfers	9 307	9 305

Total revenue	52 448	50 316

APPENDIX 6

Breakdown of expenditure
FISCAL YEAR ENDED MARCH 31, 2003

	2003	2002
(in millions of dollars)
(Notes 2 and 11)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration	19 954	19 237
Operating	4 099	3 732
Capital	1 094	1 154
Interest	1 216	1 230
Support	11 838	11 482

	38 201	36 835
Remuneration	4 198	3 902
Operating(1)	3 125	2 851
Doubtful accounts and other allowances	533	395

Sub-total	46 057	43 983

Debt service
Interest on debt(2)	4 437	4 544
Interest relating to pension plans(3)	2 648	2 717

Sub-total	7 085	7 261

Total expenditure	53 142	51 244

(1)
Including $783 million in 2002-2003 ($622 million in 2001-2002) for the depreciation of fixed assets.

(2)
After deducting $617 million in revenue in 2002-2003 ($623 million in 2001-2002), including $324 million in interest income from advances to the health and social services and education networks and to Government enterprises ($385 million in 2001-2002), $27 million in short-term investment income ($52 million in 2001-2002), and $266 million in investment income of the Sinking Fund for Government Borrowings ($186 million in 2001-2002).

(3)
After deducting $741 million in investment income of the Retirement Plans Sinking Fund in 2002-2003 ($605 million in 2001-2002).

  APPENDIX 7

Short-term investments
AS AT MARCH 31, 2003

	2003	2002
	(in millions of dollars)
Treasury bills	361	70
Notes	2 046
Deposit certificates	1 726	768
Banker's acceptances	204	115
Bonds	19	387
Other	132	105

	4 488	1 445

Rates of return on short-term investments vary mainly from 1.1% to 6.45%.

APPENDIX 8

Accounts receivable
AS AT MARCH 31, 2003

	2003	2002
	(in millions of dollars)
		(Note 2)
Accounts receivable
Income and property taxes(1)	2 676	2 679
Consumption taxes(1)	1 947	2 375
Duties and permits(1)	144	130
Miscellaneous revenue	1 423	1 265
Revenue from Government enterprises	75	139
Government of Canada transfers	503	700
Specific purpose accounts	67	81
Expenditure and other	193	521

	7 028	7 890
Allowance for doubtful accounts	(771)	(904)
Accrued interest on investments	5	17

	6 262	7 003

(1)
Including the portion attributable to agents and assignees, i.e. $672 million for income and property taxes ($667 million in 2002), $1 405 million for consumption taxes ($1 826 million in 2002) and $121 million for duties and permits ($103 million in 2002).

APPENDIX 9

Investment in Government enterprises
AS AT MARCH 31, 2003

Investment in Government enterprises

			2003	2002
	Loans and advances	Equity value	Investment in Government enterprises	Investment in Government enterprises
			(in millions of dollars)
				(Note 2)
Capital Financière agricole inc.(1)		24	24
Commission de la santé et de la sécurité du travail(5)				(680)
Corporation d'hébergement du Québec(1)		127	127	122
Financement-Québec(1)		36	36	27
Fonds d'indemnisation du courtage immobilier(3)		5	5	4
Hydro-Québec(2)(4)	7	15 082	15 089	14 133
Immobilière SHQ(3)		23	23	19
IQ Immigrants Investisseurs inc.(1)		3	3
Loto-Québec(1)		235	235	193
Régie de l'assurance-dépôts du Québec(3)		258	258	231
Société de développement de la Baie James(2)		13	13	12
Société de l'assurance automobile du Québec(2)		(128)	(128)	505
Société des alcools du Québec(1)		34	34	34
Société des établissements de plein air du Québec(1)		45	45	29
Société générale de financement du Québec(2)		2 159	2 159	2 323
Société Innovatech du Grand Montréal(1)		236	236	266
Société Innovatech du Sud du Québec(1)		33	33	33
Société Innovatech Québec et Chaudière-Appalaches(1)		100	100	81
Société Innovatech Régions ressources(1)		42	42	33

Total	7	18 327	18 334	17 365

(1)
Equity value was determined on the basis of audited financial statements as at March 31, 2003.

(2)
Equity value was determined on the basis of audited financial statements as at December 31, 2002, and adjusted according to unaudited interim results as at March 31, 2003.

(3)
Equity value was determined on the basis of audited financial statements as at December 31, 2002.

(4)
Loans and advances to Hydro-Québec have no fixed maturity date.

(5)
Change of status (See page 50).

  APPENDIX 9

Investment in Government enterprises (cont'd)
AS AT MARCH 31, 2003

Summary of the financial statements of Government enterprises

	2003						2002
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
						(in millions of dollars)
						(Notes 2 and 11)
Capital Financière agricole inc.(1)	1	1			24	24
Commission de la santé et de la sécurité du travail(2)							(680)
Corporation d'hébergement du Québec(1)	254	224	30	3 663	3 790	127	122
Financement-Québec(1)	10	1	9	7 500	7 536	36	27
Fonds d'indemnisation du courtage immobilier(2)					5	5	4
Hydro-Québec(2)	13 002	11 476	1 526	44 863	59 078	14 215	13 539	*
Immobilière SHQ(2)	218	214	4	2 301	2 324	23	19
IQ Immigrants Investisseurs inc.(1)	17	14	3	537	540	3
Loto-Québec(1)	3 749	2 303	1 446	755	990	235	193
Régie de l'assurance-dépôts du Québec(2)	28	1	27	1	259	258	231
Société de développement de la Baie James(2)	22	22		6	19	13	12
Société de l'assurance automobile du Québec(2)	1 105	1 265	(160)	7 484	7 452	(32)	491
Société des alcools du Québec(1)	2 413	1 873	540	618	652	34	34
Société des établissements de plein air du Québec(1)	86	84	2	131	172	41	23

Amounts carried forward	20 905	17 478	3 427	67 859	82 841	14 982	14 015

APPENDIX 9

Investment in Government enterprises (cont'd)
AS AT MARCH 31, 2003

Summary of the financial statements of Government enterprises (cont'd)

	2003						2002
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
						(in millions of dollars)
						(Notes 2 and 11)
Amounts brought forward	20 905	17 478	3 427	67 859	82 841	14 982	14 015
Société générale de financement du Québec(2)	1 204	1 376	(172)	832	3 168	2 336	2 333	*
Société Innovatech du Grand Montréal(1)	7	87	(80)	1	237	236	266
Société Innovatech du Sud du Québec(1)	2	13	(11)		33	33	33
Société Innovatech Québec et Chaudière-Appalaches(1)	3	14	(11)		100	100	81
Société Innovatech Régions ressources(1)	3	3			42	42	33

	22 124	18 971	3 153	68 692	86 421	17 729	16 761

Change in the status of an enterprise			680
Adjustments(3)			(71)			598	597

			3 762			18 327	17 358

*
Figures restated by entities.

(1)
These data were derived from audited financial statements as at March 31, 2003.

(2)
These data were derived from audited financial statements as at December 31, 2002.

(3)
These adjustments stem mainly from unaudited interim results as at March 31, 2003.

  APPENDIX 9

Investment in Government enterprises (cont'd)
AS AT MARCH 31, 2003

Change in the status of the Commission de la santé et de la sécurité du travail

In December 2002, the Government adopted the Act to amend the Act respecting occupational health and safety. Under this Act, the Government acceded to the request of the Commission de la santé et de la sécurité du travail (CSST) for more autonomy in managing its resources.

The Act stipulates that the activities of the CSST would be transferred to a social trust patrimony, the Fonds de la santé et de la sécurité du travail, on January 1, 2003.

Since this patrimony is not included in the Government's reporting entity, the Government had to write off its investment worth a negative amount of $739 million in the CSST on January 1, 2003. The net impact of this change was a $680-million increase in revenue, considering the CSST's $59-million deficit for the period between April 1, 2002 and December 31, 2002.

Government's share in the restatements made by Government enterprises

Hydro-Québec

In January 2002, Hydro-Québec complied with the new private sector standard for foreign currency translation set by the Canadian Institute of Chartered Accountants (CICA). Hydro-Québec later revised the impact of this change upward by restating its financial statements by $32 million.

The Government therefore corrected and reduced its investment in this enterprise by $32 million retroactively to April 1, 2001 without restating its results for previous years.

Société de l'assurance automobile du Québec

On January 1, 2002, this enterprise eliminated the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption. This change in accounting policy was applied retroactively without restating the results for previous fiscal years. Consequently, the enterprise's net equity was reduced by $363 million as at January 1, 2002, while the deficiency in revenue over expenditure was reduced by $104 million for the fiscal year ended December 31, 2002.

APPENDIX 9

Investment in Government enterprises (cont'd)
AS AT MARCH 31, 2003

Government's share in the restatements made by Government enterprises (cont'd)

Société de l'assurance automobile du Québec (cont'd)

The Government therefore corrected and reduced the value of its investment in this enterprise by $363 million retroactively to April 1, 2002, without restating its results for previous years and in increasing its revenue by $104 million for the fiscal year ended March 31, 2003.

Société générale de financement du Québec

On January 1, 2002, this enterprise had to comply with a new private sector standard set by the CICA for recording goodwill and other intangible assets. The enterprise applied the change in accounting policy prospectively by restating its net equity by $24 million as at January 1, 2002, in accordance with generally accepted accounting principles for the private sector.

The Government therefore corrected the value of its investment in this enterprise prospectively by restating the investment downward by $24 million as at April 1, 2002.

Total impact

In conformity with CICA standards for the public sector, the Government recorded the changes in accounting policies made by these enterprises in the same way they did. This increased (decreased) the following financial statement items:

	At April 1, 2002	At April 1, 2001
	(in millions of dollars)
Investment in Government enterprises	(387)	(32)
Accumulated deficit	387	32

APPENDIX 9

Investment in Government enterprises (cont'd)
AS AT MARCH 31, 2003

Commitments

Corporation d'hébergement du Québec

As at March 31, 2003, the uncompleted balance of contracts signed by the Corporation and related to ongoing projects subject to contractual commitments totalled $122 million ($66 million in 2002).

Hydro-Québec

Hydro-Québec has provided for a capital investment of $3 104 million for 2003 ($2 243 million for 2002).

Hydro-Québec has issued guarantees for an amount of $90 million as at March 31, 2003 ($220 million as at March 31, 2002).

Société générale de financement

The Société is committed to acquiring $388 million worth of tangible assets over the coming fiscal years.

APPENDIX 10

Long-term investments
AS AT MARCH 31, 2003

Government investments

	2003						2002
	Shares and capital investments	Bonds and notes		Loans and advances		Total	Total
						(in millions of dollars)
							(Note 2)
Municipalities and municipal bodies
Municipalities		7	(1)			7	9
Municipal bodies				3	(1)	3	4

		7		3		10	13

Individuals, enterprises and other
Students				782	(2)	782	688
Enterprises	150			1 031	(3)	1 181	989
Survivor's pension plan				358	(4)	358	384
Other		91	(4)	424	(4)	515	488

	150	91		2 595		2 836	2 549
Allowance for doubtful accounts				698		698	585

	150	91		1 897		2 138	1 964

	150	98		1 900		2 148	1 977

(1)
Bonds and notes and loans and advances to municipalities and municipal bodies bear interest at rates of 6.3% to 10.0%.

(2)
Loans and advances to students bear interest at rates of 4.5% to 14.9%.

(3)
Loans to enterprises bear interest at an average rate of 6.25%.

(4)
The loan on the survivor's pension plan bears interest at a rate of 1.75% while all other loans and advances, bonds and notes bear interest at various rates of up to 13.25%.

  APPENDIX 10

Long-term investments (cont'd)
AS AT MARCH 31, 2003

Maturity of investments

2003
(in millions of dollars)
2004	340
2005	330
2006	169
2007	176
2008	135

1 150
2009-2013	513
2014-2018	168
2019-2023	7

1 838
No fixed maturity date	310

2 148

APPENDIX 11

Bank overdraft
AS AT MARCH 31, 2003

	2003	2002
	(in millions of dollars)
		(Notes 2 and 11)
Outstanding cheques	743	1 278
Less:
Cash in bank	245	198
Cash and notes on hand and outstanding deposits	130	198

	368	882

APPENDIX 12

Accounts payable and accrued expenses
AS AT MARCH 31, 2003

	2003	2002
	(in millions of dollars)
		(Notes 2 and 11)
Remuneration	626	540
Suppliers	1 315	1 375
Advances from trust funds	446	230
Clearing account for collected taxes	109	106
Specific purpose accounts(1)	40	54
Transfers	2 033	2 027
Accrued interest on borrowings	1 816	1 764
Sick leave and vacations(2)	1 234	1 173
Allowance for losses on guaranteed financial initiatives(2)	1 027	978
Survivor's pension plan(2)	332	332

	8 978	8 579

(1)
Summary of specific purpose accounts (see table on next page).

(2)
Includes mainly amounts payable over the long-term.

  APPENDIX 12

Accounts payable and accrued expenses (cont'd)
AS AT MARCH 31, 2003

(1)
Summary of specific purpose accounts:

	Balance as at March 31, 2002	Payments and other debits	Receipts and other credits	Variation for the year	Balance as at March 31, 2003
	(in millions of dollars)
SALES OF GOODS AND SERVICES
Account for administering the Goods and Services Tax	2	114	112	(2)
Account for financing the assistance program for compulsive gamblers	10	18	20	2	12
Account for financing services for elderly persons who are losing their autonomy	2	31	30	(1)	1
Account for financing the Prime-Vert and Québec animal health improvement programs	21	21		(21)
Account for financing the horse-racing industry recovery plan	1	23	23		1
Other	9	34	42	8	17
GOVERNMENT OF CANADA TRANSFERS
Account for financing millennium scholarships	1	71	73	2	3
Account for financing farm risk management programs	2	119	122	3	5
Account for infrastructure work		38	38
Other	6	41	36	(5)	1

	54	510	496	(14)	40

APPENDIX 13

Debts
AS AT MARCH 31, 2003

	2003
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
IN CANADIAN DOLLARS
Short-term borrowings(1)	2 516	2 516					2 516	2 516
Treasury bills	2 784	2 784	519	519	1	1	3 304	3 304
Savings products	3 447	3 447					3 447	3 447
Bonds and notes	31 969	31 969	3 964	3 964	1 824	1 824	37 757	37 757
Medium-term notes on the Canadian market	3 827	3 827	40	40			3 867	3 867
Medium-term notes on the European market	200	200			220	220	420	420
Commitments under capital leases	182	182					182	182
Currency swap contracts	21 325	21 325	3	3	1 022	1 022	22 350	22 350

	66 250	66 250	4 526	4 526	3 067	3 067	73 843	73 843

IN U.S. DOLLARS
Short-term borrowings(1)	225	345					225	345
Bonds and notes	10 021	14 724	3	4	215	316	10 239	15 044
Medium-term notes on the Canadian market	13	20					13	20
Medium-term notes on the U.S. market	910	1 337			100	147	1 010	1 484
Medium-term notes on the European market	779	1 145					779	1 145
Currency swap contracts	(9 679)	(14 237)	(3)	(4)	(315)	(463)	(9 997)	(14 704)

	2 269	3 334	—	—	—	—	2 269	3 334

IN YEN
Bonds and notes	208 957	2 600			5 000	62	213 957	2 662
Medium-term notes on the U.S. market	3 392	42					3 392	42
Medium-term notes on the European market	325 252	4 048					325 252	4 048
Currency swap contracts	136 514	1 699			(5 000)	(62)	131 514	1 637

	674 115	8 389			—	—	674 115	8 389

AMOUNTS CARRIED FORWARD		77 973		4 526		3 067		85 566

APPENDIX 13

Debts (cont'd)
AS AT MARCH 31, 2003

	2003
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
AMOUNTS BROUGHT FORWARD		77 973		4 526		3 067		85 566

IN EUROS
Bonds and notes	4 766	7 635			233	373	4 999	8 008
Medium-term notes on the European market	958	1 535			51	82	1 009	1 617
Currency swap contracts	(5 724)	(9 170)			(284)	(455)	(6 008)	(9 625)

	—	—			—	—	—	—

IN SWISS FRANCS
Bonds and notes	508	552					508	552
Currency swap contracts	1 800	1 955					1 800	1 955

	2 308	2 507					2 308	2 507

IN POUNDS STERLING
Bonds and notes	198	461					198	461
Currency swap contracts	(198)	(461)					(198)	(461)

IN AUSTRALIAN DOLLARS
Bonds and notes	399	355					399	355
Currency swap contracts	(399)	(355)					(399)	(355)

	—	—					—	—

IN SWEDISH KRONOR
Bonds and notes	502	87					502	87
Currency swap contracts	(502)	(87)					(502)	(87)

	—	—					—	—

		80 480		4 526		3 067		88 073
Less:
Sinking fund		3 552		42				3 594
Deferred foreign exchange loss		896						896

		76 032		4 484		3 067		83 583

(1)
Short-term borrowings in 2003 include $207 million in banker's acceptances and bank loans, $345 million in Treasury notes, $1 910 million in notes at par and $399 million in discount notes.

APPENDIX 13

Debts (cont'd)
AS AT MARCH 31, 2003

	2002
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
		(Note 11)						(Note 11)
IN CANADIAN DOLLARS
Short-term borrowings(1)	670	670					670	670
Treasury bills	2 530	2 530	344	344	95	95	2 969	2 969
Savings products	3 031	3 031					3 031	3 031
Bonds and notes	28 817	28 817	4 596	4 596	2 287	2 287	35 700	35 700
Medium-term notes on the Canadian market	3 060	3 060	85	85			3 145	3 145
Medium-term notes on the European market	30	30					30	30
Commitments under capital leases	201	201					201	201
Currency swap contracts	19 599	19 599	387	387	797	797	20 783	20 783

	57 938	57 938	5 412	5 412	3 179	3 179	66 529	66 529

IN U.S. DOLLARS
Short-term borrowings(1)	840	1 333					840	1 333
Bonds and notes	10 115	16 118	3	4	72	117	10 190	16 239
Medium-term notes on the Canadian market	13	21					13	21
Medium-term notes on the U.S. market	900	1 435	142	228	100	157	1 142	1 820
Medium-term notes on the European market	850	1 355	79	126			929	1 481
Currency swap contracts	(9 145)	(14 567)	(224)	(358)	(172)	(274)	(9 541)	(15 199)

	3 573	5 695	—	—	—	—	3 573	5 695

IN YEN
Bonds and notes	215 627	2 591	5 000	60	5 000	60	225 627	2 711
Medium-term notes on the U.S. market	3 392	41					3 392	41
Medium-term notes on the European market	328 797	3 951	2 004	24			330 801	3 975
Currency swap contracts	265 942	3 195	(7 004)	(84)	(5 000)	(60)	253 938	3 051

	813 758	9 778	—	—	—	—	813 758	9 778

AMOUNTS CARRIED FORWARD		73 411		5 412		3 179		82 002

APPENDIX 13

Debts (cont'd)
AS AT MARCH 31, 2003

	2002
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
		(Note 11)						(Note 11)
AMOUNTS BROUGHT FORWARD		73 411		5 412		3 179		82 002

IN EUROS
Bonds and notes	3 993	5 543			233	323	4 226	5 866
Medium-term notes on the European market	1 060	1 472			51	70	1 111	1 542
Currency swap contracts	(5 053)	(7 015)			(284)	(393)	(5 337)	(7 408)

	—	—			—	—	—	—

IN SWISS FRANCS
Bonds and notes	510	482					510	482
Currency swap contracts	(500)	(473)					(500)	(473)

	10	9					10	9

IN POUNDS STERLING
Bonds and notes	198	450					198	450
Currency swap contracts	(198)	(450)					(198)	(450)

	—	—					—	—

IN AUSTRALIAN DOLLARS
Bonds and notes	634	539					634	539
Currency swap contracts	(634)	(539)					(634)	(539)

	—	—					—	—

IN SWEDISH KRONOR
Bonds and notes	504	77					504	77
Currency swap contracts	(504)	(77)					(504)	(77)

	—	—					—	—

		73 420		5 412		3 179		82 011
Less:
Sinking fund		3 151		34				3 185
Deferred foreign exchange loss		843						843

		69 426		5 378		3 179		77 983

(1)
Short-term borrowings in 2002 include $361 million in banker's acceptances and bank loans, $1 333 million in Treasury notes, $3 million in notes at par and $306 million in discount notes.

APPENDIX 13

Debts (cont'd)
AS AT MARCH 31, 2003

Sinking fund
Changes in fund balance
for the fiscal year ended March 31, 2003

	2003		2002
	(in milllions of dollars)
Opening balance	3 185		2 062
Plus:
Payment from the Consolidated Revenue Fund	141		939
Net revenue	268		186

	3 594		3 187
Less:
Funds used to repay debts			2

Closing balance	3 594	(1)	3 185	(1)

Sinking fund
Statement of financial position
as at March 31, 2003

	2003		2002
	(in millions of dollars)
Investments
Treasury bills	48		112
Bonds and notes	3 447		3 037

	3 495		3 149

Other assets
Cash on hand	1		5
Accounts receivable and accrued interest	74		48
Deferred loss on short-term contract	24

	99		53

Liabilities
Deferred foreign exchange gain			17

Fund balance	3 594	(1)	3 185	(1)

(1)
Including $42 million ($34 million in 2002) from the Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and Government enterprises.

APPENDIX 14

Net debt
FOR THE FISCAL YEAR ENDED MARCH 31, 2003

	2003	2002
	(in millions of dollars)
PREVIOUSLY ESTABLISHED OPENING BALANCE	92 261	90 426
Restatements (Note 2)	479	479
Government's share of restatements made by Government enterprises, April 1st, 2001 (annexe 9)	32	32

	92 772	90 937
Government's share of restatements made by Government enterprises, April 1st, 2002 (annexe 9)	387

Restated balance	93 159	90 937

Government's share of translation adjustments of Government enterprises	122	(88)
Increase in the net book value of fixed assets	1 482	995
Annual deficit	694	928

Annual change in net debt	2 298	1 835

CLOSING BALANCE	95 457	92 772

APPENDIX 15

Fixed assets
AS AT MARCH 31, 2003

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2003 Total	2002 Total
							(in millions of dollars)
Cost of fixed assets
Opening balance	355	3 721	176	12 548	1 915	977	19 692	18 196
Restatements(2)	1	175			18	10	204	204

Restated balance	356	3 896	176	12 548	1 933	987	19 896	18 400
Acquisitions	29	310	12	1433	211	275	2 270	1 626
Disposals and other		(34)		(2)	(47)	(6)	(89)	(130)

Closing balance	385	4 172	188	13 979	2 097	1 256	22 077	19 896

Accumulated depreciation
Opening balance		1 763	90	8 248	1 002	428	11 531	11 030
Restatements(2)		108			13	10	131	131

Restated balance		1 871	90	8 248	1 015	438	11 662	11 161
Depreciation expenses		123	10	285	204	161	783	622
Impact of disposals and other		(26)	(3)	(2)	(47)	(6)	(84)	(121)

Closing balance	—	1 968	97	8 531	1 172	593	12 361	11 662

Fixed assets (Note 4)	385	2 204	91	5 448	925	663	9 716 (1)	8 234 (1)

(1)
Including fixed assets rented under capital leases totalling $182 million in 2002-2003 ($201 million in 2001-2002).

(2)
Net restatements of $73 M (See Note 2).

  APPENDIX 16

Commitments and contingencies
AS AT MARCH 31, 2003

Commitments

	2003		2002
	(in millions of dollars)
Transfer for repayment of the principal on borrowings for capital expenditures:
School boards and educational institutions	8 081		7 715
Health and social services institutions	3 926		3 622
Municipalities and municipal bodies	2 678		2 820
Other beneficiaries	483		329

	15 168		14 486

Transfer for other capital expenditures:
School boards and educational institutions	1 729		1 771
Health and social services institutions	2 054		1 983
Municipalities and municipal bodies	1 328		830
Other beneficiaries	984		612

	6 095		5 196

	21 263	*	19 682	*

*
Commitments in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

Agreement between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d'énergie de la Baie James under certain provisions of the JBNQA, pertaining to the Cree's economic and community development. The transfer payments amount to $46 million in 2004 and $70 million annually thereafter until 2052.

APPENDIX 16

Commitments and contingencies (cont'd)
AS AT MARCH 31, 2003

Summary schedule of transfer commitments for repayment of the principal on borrowings for capital expenditures

Maturity	School Boards	General and vocational colleges	Universities	Health and social services institutions	Municipalities and municipal bodies	Other beneficiaries	Total
						(in millions of dollars)
2004	873	274	499	937	354	62	2 999
2005	387	204	323	283	324	68	1 589
2006	755	195	275	443	257	66	1 991
2007	410	212	384	514	248	68	1 836
2008	502	91	171	238	228	71	1 301

	2 927	976	1 652	2 415	1 411	335	9 716
2009-2013	1 195	490	489	1 272	656	63	4 165
2014-2018	153	122	60	178	320	58	891
2019-2023	6	5	2	57	167	27	264
2024-2028		3		4	74		81
2029-2033		1			41		42
2034-2038					8		8
2039-2043					1		1

	4 281	1 597	2 203	3 926	2 678	483	15 168

Note:
This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

  APPENDIX 16

Commitments and contingencies (cont'd)
AS AT MARCH 31, 2003

Guaranteed financial initiatives

	2003	2002
	(in millions of dollars)
Government agencies and enterprises
Hydro-Québec(1)	36 723	38 289
Investissement Québec(1)	1 861	1 847
Société d'habitation du Québec(1)	705	642
Other	52	49

	39 341	40 827

Individuals and corporations
Loans to farm producers(1)	4 258	3 991
Loans to students(1)	3 034	3 152
Other loans	93	87

	7 385	7 230

Total guaranteed financial initiatives	46 726	48 057
Less:
Allowance for losses on guaranteed financial initiatives	1 027	978

NET GUARANTEED FINANCIAL INITIATIVES	45 699	47 079

(1)
See additional information on following pages.

  APPENDIX 16

Commitments and contingencies (cont'd)
AS AT MARCH 31, 2003

Hydro-Québec loan guarantees(1)(2)

	2003		2002
	Authorized	Contingent liabilities(3)	Contingent liabilities(3)
(in millions of dollars)
Negotiable bonds
In Canadian dollars	13 563	13 563	13 763
In U.S. dollars	11 681	11 681	14 979
Other currencies	942	942	1 112

	26 186	26 186	29 854

Other borrowings
In Canadian dollars	9 530	6 947	4 758
In U.S. dollars	8 904	2 639	2 730
Other currencies	4 593	1 577	1 500

	23 027	11 163	8 988

Total	49 213	37 349	38 842
Less: Sinking fund		626	553

	49 213	36 723	38 289

(1)
The Gouvernement du Québec, which is Hydro-Québec's sole shareholder, guarantees loans contracted in various currencies by this enterprise. The value of assets in Hydro-Québec was $58 204 million as at March 31, 2003.

(2)
Loan guarantees bear interest at fixed and variable rates and mature at various dates until 2031.

(3)
Loan guarantees are shown at their Canadian equivalent at the rates in effect on March 31, 2003.

Investissement Québec loan guarantees(1)(2)

	2003		2002
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees in effect	1 395	1 088	880
Authorized loan guarantees not in effect	773	773	967

	2 168	1 861	1 847

Allowance for losses on guaranteed financial initiatives		(466)	(349)

		1 395	1 498

(1)
The Government guarantees the payment of principal and interest on the loans concerned under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16).

(2)
The total value of securities received as loan guarantees was $265 million as at March 31, 2003 ($186 million as at March 31, 2002).

  APPENDIX 16

Commitments and contingencies (cont'd)
AS AT MARCH 31, 2003

Société d'habitation du Québec loan guarantees(1)

	2003		2002
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars) (adjusted)
Assistance program for community housing and NPOs — Private(2)	409	409	419
Achat-Rénovation and Accès Logis programs(3)	296	296	223

	705	705	642

Allowance for losses on guaranteed financial initiatives		(7)	(6)

		698	636

(1)
The Société d'habitation du Québec (SHQ) guarantees the reimbursement of losses of principal and interest under the Act respecting the Société d'habitation du Québec (R.S.Q., c. S-8).

(2)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for a period of 25 years. The organizations are responsible for paying the interest on these loans, which finance the cost of buildings. For loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC), the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses.

(3)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for periods of 15 and 25 years. The SHQ reimburses the interest on loans guaranteed for 15 years, while the organizations pay that on those guaranteed for 25 years. The loans finance the cost of buildings.

Farm producer loan guarantees(1)

	2003		2002
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1)	4 049	4 049	3 759
Various acts	209	209	232

	4 258	4 258	3 991

Allowance for losses on guaranteed financial initiatives		(68)	(62)

		4 190	3 929

(1)
Balances of principal and interest on loans for which the Fonds d'assurance-prêts agricoles et forestiers reimburses losses and covers related charges.

  APPENDIX 16

Commitments and contingencies (cont'd)
AS AT MARCH 31, 2003

Student loan guarantees(1)

	2003		2002
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loans for which the Government repays interest as long as the borrower is a student	1 026	1 026	1 043
Loans for which borrowers are responsible for repaying principal and interest	1 963	1 963	2 060
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	45	45	49

	3 034	3 034	3 152

Allowance for losses on guaranteed financial initiatives		(459)	(521)

		2 575	2 631

(1)
The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 17

Summary of fiduciary transactions conducted
by Government agencies and funds
AS AT MARCH 31, 2003

	2003				2002
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
			(in millions of dollars)		(restated)
Caisse de dépôt et placement du Québec(1)	29 734	107 416	(7 591)	77 682	85 273
Comité Centraide — public sector(1)	9	9
Commission administrative des régimes de retraite et d'assurances(1)
RREGOP	62	27 270	(2 783)	27 208	29 991
PPMP	9	4 264	(337)	4 255	4 592
Other plans	33	295	(33)	262	295
Commission de la construction du Québec(1)
General Fund	59	51	(1)	(8)	(7)
Supplemental pension plan
— general account	196	2 677	(713)	2 481	3 194
Supplemental pension plan
— pensioners' account	3	3 204	(1)	3 201	3 202
Other	236	1 377	(137)	1 141	1 278
Curateur public	62	289	(3)	227	230
Fonds central pour le bénéfice des personnes incarcérées(1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec		5		5	5
Fonds d'assurance-récolte and Fonds d'assurance-stabilisation des revenus agricoles	343	111	(252)	(232)	20
Travel Agents' Security Funds	13	11	(4)	(2)	2
Support Payments Fund	306	306
Fonds d'indemnisation des services financiers(1)	4	7		3	3
Fonds du compte de stabilisation du revenu agricole	12	12
Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes		14		14	14
Trust funds	564	564

Amounts carried forward	31 645	147 884	(11 855)	116 239	128 094

APPENDIX 17

Summary of fiduciary transactions conducted
by Government agencies and funds (cont'd)
AS AT MARCH 31, 2003

	2003				2002
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
			(in millions of dollars)		(restated)
Amounts brought forward	31 645	147 884	(11 855)	116 239	128 094
Fonds national de formation de la main-d'?uvre	5	74	(5)	69	74
Hydro-Québec — pension plan(1)	24	8 350	(823)	8 326	9 149
Régie des rentes du Québec
Fonds du régime de rentes du Québec	467	15 889	(2 043)	15 422	17 465
Other	30	30

	32 171	172 227	(14 726)	140 056	154 782
Less: Funds entrusted to the Caisse de dépôt et placement du Québec		54 100	(6 415)	54 100	60 515

	32 171	118 127	(8 311)	85 956	94 267

(1)
Financial statements as at December 31, 2002.

  APPENDIX 18

Reserve fund
AS AT MARCH 31, 2003

	RESERVE FUND ACCOUNTS					2003	2002
	Health and social services	Education	Social solidarity	Research	Maintenance of a balanced budget	Total	Total
						(in millions of dollars)
Opening balance							950
Transfer to reserve fund
Use of reserve fund
Expenditures financed							(280)
Maintenance of a balanced budget							(670)

Closing balance	—	—	—	—	—	—	—

Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the Government created a reserve fund to finance capital projects and other projects having a defined duration. However, the Government may, when it believes that the public interest so warrants, use the reserve fund for projects other than those for which it was created. The Minister of Finance determines, in the Budget Speech, the portion of the surplus for the fiscal year exceeding the budgetary objectives that is to be transferred to the reserve fund and the amounts that are to be allocated to each account.

In addition, the Government may appropriate the reserve fund in whole or in part to maintain a balanced budget.

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